EXHIBIT 23.2

                         INDEPENDENT AUDITORS' CONSENT

     We consent to the use in this Registration Statement of Packaged Ice, Inc. (the "Company") on Form S-1 of our report on the Company dated March 27, 1998, our report on Reddy Ice Corporation dated April 14, 1998, and our reports on the combined Mission Party Ice, Inc. and Southwest Texas Packaged Ice, Inc. each dated March 21, 1997, all appearing in the Prospectus, which is part of this Registration Statement.

     We also consent to the reference to us under the heading "Experts" in the Prospectus.

/s/  DELOITTE & TOUCHE LLP
Houston, Texas
August 4, 1998